Exhibit 99.1

Energy XXI Reports Fiscal Third-Quarter Results and Provides Operations Update

•	Net income year-on-year rose 487 percent
•	Production averaged a record 45,300 BOE per day
•	Oil represented 69 percent of production
•	Development program drives current production to 52,350 BOE/d net

HOUSTON – May 2, 2012 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced results for the fiscal third-quarter ended March 31, 2012 and provided an operational update.
For the 2012 fiscal third quarter, Energy XXI reported earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $215.3 million, a 39 percent increase over the prior-year’s fiscal third-quarter EBITDA of $155.4 million.  Net income attributable to common shareholders for the 2012 fiscal third quarter rose 487 percent from the prior-year period to $82.5 million, or $1.04 per diluted share, on revenues of $336 million and production of 45,300 barrels of oil equivalent per day (BOE/d).
“Record production and strong crude oil price realizations made this another excellent quarter,” Energy XXI Chairman and CEO John Schiller said.  “Oil continues to dominate our production profile, even with the significant increase in natural gas volumes at Grand Isle.  Our average realized oil price rose to $109.49 per barrel, which generated free cash flow that continued strengthening the balance sheet, as net debt dropped to 43 percent of total capitalization.  Our drilling and recompletion programs have achieved outstanding results, positioning Energy XXI for future production growth.  Current production is 52,350 BOE/d, of which approximately 70 percent is crude oil.”

Exploration and Development Activity

Within the company’s core producing properties, located offshore Louisiana, development activities continue in the Main Pass 73 field (WI 100%/ NRI 83%), where a production tubing replacement in April facilitated a 68 percent increase in the Onyx well’s volumes to 5,700 BOE/d gross (4,750 BOE/d net), 96 percent of which is oil.  Additionally, the nearby C-2 and C-12 wells have been recompleted to the same LP-1G sand that is producing at Onyx, adding approximately 3,500 BOE/d gross (2,917 BOE/d net).  Onyx and the C-12 wells are the two largest producing oil wells on the Gulf of Mexico shelf and have cumulative production of 600,000 barrels of oil since June 2011.

At the Grand Isle field (100% WI/ NRI 87%), the Winters well continues to produce at nearly 40 million cubic feet of gas per day (MMcf/d) with approximately 500 barrels per day of condensate.  Also at Grand Isle, the Costello well was drilled to 11,849 feet true vertical depth (TVD) and encountered 279 net feet of oil pay, including a larger-than-expected 169 foot section in the targeted C-4 sand and a combined 110 feet in the B-3, B-6 and C-1 sands.  The well has been completed and is expected to be online within the week producing 3,700 BOE/d gross (3,200 BOE/d net).  The company’s next development well at Grand Isle will be Pi, which is targeting oil sands updip of past producers.  First production for Pi is expected to commence in June at approximately 2,200 BOE/d gross (1,900 BOE/d net).
At West Delta 73 (WI 100%/ NRI 83%), the Miller well has been drilled to 8,510 feet TVD, encountering approximately 60 net feet of oil pay in the “F” series sands.  The well was dual-completed in the F-30 and F-35 sands, with two additional gravel packs set in sands to be produced at a later date.  The well has recently been placed on production at 1,250 BOE/d gross (1,025 BOE/d net), 84 percent of which is oil.
   In the South Timbalier 54 field (100% WI/ NRI 87%), the Camshaft well was drilled to 11,575 feet TVD, encountering 177 net feet of oil pay.  The well was dual-completed in the G-9A and G-8 sands in April and placed on production at approximately 3,000 BOE/d gross (2,600 BOE/d net), 57 percent of which is oil.  The company has spud Sparkplug, a well targeting the H-1 and H-3B sands that have produced 6.3 million barrels of oil down-dip since January 2001.  The company expects Sparkplug to come on production in June at approximately 1,400 BOE/d gross.
With the recent production additions and another six wells representing approximately 10,000 BOE/d of net uplift scheduled to come online in the current quarter, the company expects strong production growth through its June 30 fiscal year end.
Within the shallow-water, ultra-deep Gulf of Mexico shelf program, the Davy Jones discovery well on South Marsh Island Block 230 was completed in March 2012, and work is ongoing to establish commercial production from the well.   Initial samples indicated that the natural gas from the Wilcox “D” sand is high quality and contains low levels of CO2 and no H2S.  Blockage from drilling fluid associated with initial drilling operations prevented obtaining a measurable flow rate.  In April 2012, operations commenced to remove the tubing from the well, clear the residual drilling fluid, and remove the perforating guns originally set across the Wilcox “F” sand to provide access to all of the Wilcox reservoirs (“A” through “F”) totaling 200 net feet.  The company expects that the operations currently under way will enable a measurable flow rate during the second calendar quarter of 2012 followed by commercial production shortly thereafter.  Energy XXI holds a 15.8 percent working interest (12.6 percent net revenue interest) in the Davy Jones discovery well.  Total net investment in Davy Jones #1 through March 31, 2012 was approximately $63 million.

The Lafitte ultra-deep exploration well, which is located on Eugene Island Block 223 in 140 feet of water, was drilled to a total depth of 34,162 feet TVD in March 2012.  Exploration results from the well indicate the presence of hydrocarbons below the salt weld in geologic formations including Middle/Lower Miocene, Frio, Upper Eocene, and Sparta carbonate.  Logs indicated 211 net feet of pay in the Lower Miocene, including the Cris-R and Frio sands with an additional 65 feet of net pay in the Upper Eocene and 300 feet of fractured limestone in the Sparta section.  Energy XXI holds an 18.0 percent working interest and a 14.4 percent net revenue interest in Lafitte.  Total net investment in Lafitte approximated $38 million at March 31, 2012.
The Blackbeard West No. 2 ultra-deep exploration well commenced drilling on Nov. 25, 2011 and is currently running a liner at 20,000 feet.  The well, which is located on Ship Shoal Block 188 within the Blackbeard West unit, is targeting Miocene aged sands seen below the salt weld approximately 13 miles east at Blackbeard East and has a proposed total depth of 26,000 feet.  Energy XXI holds a 22.9 percent working interest and a 17.5 percent net revenue interest in Ship Shoal Block 188.  Total investment in Blackbeard West No. 2 approximated $10 million at March 31, 2012.
The Lineham Creek exploration prospect, which is located onshore in Cameron Parish, Louisiana, commenced operations on Dec. 31, 2011. The well, which is targeting Eocene and Paleocene objectives below the salt weld, has been drilled to 14,876 feet towards a proposed total depth of 29,000 feet.  Energy XXI holds a 9 percent working interest in the well.

Capital Expenditures

During the 2012 fiscal third quarter, capital expenditures, including plug-and-abandonment costs, totaled $159.9 million, with $57.4 million in exploration and $102.5 million in development and other investments.  Total capital expenditures for fiscal 2012 ending June 30, 2012 are expected to be between $500 million and $550 million.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: EBITDA.  The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Net Income as Reported	$91,252	$18,371	$254,672	$29,438

Interest expense-net	26,790	31,403	82,317	74,816
Depreciation, depletion and amortization	88,448	91,301	260,819	208,300
Income tax expense	8,763	2,132	29,885	4,162

EBITDA	$215,253	$143,207	$627,693	$316,716

EBITDA Per Share
Basic	$2.78	$1.93	$8.17	$4.99
Diluted	$2.46	$1.92	$7.20	$4.97

Weighted Average Number of Common Shares Outstanding
Basic	77,454	74,221	76,803	63,490
Diluted	87,353	74,421	87,185	63,732

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	March 31, 2012	June 30, 2011
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$85,524	$28,407
Accounts receivable
Oil and natural gas sales	152,238	126,194
Joint interest billings	3,309	4,526
Insurance and other	2,732	2,533
Prepaid expenses and other current assets	42,755	47,751
Derivative financial instruments	2,541	22
Total Current Assets	289,099	209,433
Property and Equipment
Oil and natural gas properties – full cost method of accounting, including $523.4 million and $467.3 million of unevaluated properties at March 31, 2012 and June 30, 2011, respectively	2,675,870	2,545,336
Other property and equipment	9,701	8,201
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	2,685,571	2,553,537
Other Assets
Derivative financial instruments	15,228	—
Deferred income taxes	—	2,411
Debt issuance costs, net of accumulated amortization	29,066	33,479
Total Other Assets	44,294	35,890
Total Assets	$3,018,964	$2,798,860
LIABILITIES
Current Liabilities
Accounts payable	$154,963	$163,741
Accrued liabilities	102,842	111,157
Notes payable	638	19,853
Asset retirement obligations	24,989	19,624
Derivative financial instruments	54,054	50,259
Current maturities of long-term debt	3,429	4,054
Total Current Liabilities	340,915	368,688
Long-term debt, less current maturities	1,015,392	1,109,333
Deferred income taxes	56,078	—
Asset retirement obligations	322,980	303,618
Derivative financial instruments	14,872	70,524
Other liabilities	10,257	—
Total Liabilities	1,760,494	1,852,163
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 and 2,500,000 shares authorized at March 31, 2012 and June 30, 2011, respectively:
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at March 31, 2012 and June 30, 2011, respectively	—	—
5.625% Convertible perpetual preferred stock, 814,220 and 1,050,000 shares issued and outstanding at March 31, 2012 and June 30, 2011, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 79,114,643 and 76,203,574 shares issued and 78,879,124 and 76,202,921 shares outstanding at March 31, 2012 and June 30, 2011, respectively	394	381
Additional paid-in capital	1,500,419	1,479,959
Accumulated deficit	(226,697)	(465,160)
Accumulated other comprehensive loss, net of income taxes	(15,647)	(68,484)
Total Stockholders’ Equity	1,258,470	946,697
Total Liabilities and Stockholders’ Equity	$3,018,964	$2,798,860

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Revenues
Oil sales	$312,714	$216,711	$868,978	$479,080
Natural gas sales	23,282	41,925	92,479	97,509
Total Revenues	335,996	258,636	961,457	576,589
Costs and Expenses
Lease operating	78,447	65,257	223,614	153,856
Production taxes	1,499	721	4,847	2,131
Gathering and transportation	2,465	4,809	12,013	5,631
Depreciation, depletion and amortization	88,448	91,301	260,819	208,300
Accretion of asset retirement obligations	9,762	9,907	29,253	22,229
General and administrative	25,075	23,155	66,543	57,538
Loss (gain) on derivative financial instruments	3,495	(619)	(2,506)	(3,395)
Total Costs and Expenses	209,191	194,531	594,583	446,290
Operating Income	126,805	64,105	366,874	130,299
Other Income (Expense)
Bridge loan commitment fees	—	—	—	(4,500)
Loss on retirement of debt	—	(12,199)	—	(17,383)
Other income	97	15	121	176
Interest expense	(26,887)	(31,418)	(82,438)	(74,992)
Total Other Expense	(26,790)	(43,602)	(82,317)	(96,699)
Income Before Income Taxes	100,015	20,503	284,557	33,600
Income Tax Expense	8,763	2,132	29,885	4,162
Net Income	91,252	18,371	254,672	29,438
Induced Conversion of Preferred Stock	6,058	44	6,058	19,840
Preferred Stock Dividends	2,739	4,278	10,151	8,698
Net Income Attributable to Common Stockholders	$82,455	$14,049	$238,463	$900
Net Income Per Share Attributable to Common Stockholders
Basic	$1.06	$0.19	$3.10	$0.01
Diluted	$1.04	$0.19	$2.92	$0.01
Weighted Average Number of Common Shares Outstanding
Basic	77,454	74,221	76,803	63,490
Diluted	87,353	74,421	87,185	63,732

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Cash Flows From Operating Activities
Net income	$91,252	$18,371	$254,672	$29,438
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	88,448	91,301	260,819	208,300
Deferred income tax expense	8,764	2,132	30,036	4,162
Change in derivative financial instruments
Proceeds from sale of derivative instruments	993	—	66,522	42,577
Other – net	(10,866)	(9,773)	(36,557)	(25,987)
Accretion of asset retirement obligations	9,762	9,907	29,253	22,229
Amortization of debt discount and premium	—	(389)	—	(43,521)
Amortization and write-off of debt issuance costs	1,886	6,568	5,591	10,822
Stock-based compensation	478	946	10,592	3,126
Payment of interest in-kind	—	—	—	2,225
Changes in operating assets and liabilities
Accounts receivable	(9,565)	(14,732)	(27,146)	(54,703)
Prepaid expenses and other current assets	9,945	10,717	4,879	8,439
Settlement of asset retirement obligations	(4,569)	(19,537)	(6,563)	(54,155)
Accounts payable and accrued liabilities	11,670	50,744	(25,916)	70,756
Net Cash Provided by Operating Activities	198,198	146,255	566,182	223,708
Cash Flows from Investing Activities
Acquisitions	(35)	(9,113)	(6,212)	(1,022,124)
Capital expenditures	(155,744)	(61,571)	(394,188)	(190,196)
Insurance payments received		—	6,472	—
Proceeds from the sale of properties	203	75	2,970	475
Other	1,252	(52)	444	31
Net Cash Used in Investing Activities	(154,324)	(70,661)	(390,514)	(1,211,814)
Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	191	1,187	9,647	562,090
Conversion of preferred stock to common	(6,029)	(44)	(6,029)	(11,956)
Dividends to shareholders	(2,877)	(6,153)	(10,289)	(8,326)
Proceeds from long-term debt	185,437	378,526	707,761	1,538,526
Payments on long-term debt	(214,468)	(458,084)	(818,787)	(1,044,851)
Payments for debt issuance costs and other	-	2,089	(854)	(28,495)
Net Cash Provided by (Used in) Financing Activities	(37,746)	(82,479)	(118,551)	1,006,988
Net Increase (Decrease) in Cash and Cash Equivalents	6,128	(6,885)	57,117	18,882
Cash and Cash Equivalents, beginning of period	79,396	39,991	28,407	14,224
Cash and Cash Equivalents, end of period	$85,524	$33,106	$85,524	$33,106

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (In thousands) (Unaudited)

	Quarter Ended
Operating Highlights	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011
Operating revenues
Crude oil sales	$315,723	$306,064	$249,767	$270,252	$233,081
Natural gas sales	19,154	21,659	28,138	31,875	32,193
Hedge gain (loss)	1,119	12,855	6,978	(19,346)	(6,638)
Total revenues	335,996	340,578	284,883	282,781	258,636
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	94%	93%	90%	89%	88%
Including hedge gain (loss)	93%	91%	87%	85%	84%
Operating expenses
Lease operating expense
Insurance expense	7,138	7,096	7,462	8,814	6,543
Workover and maintenance	15,885	12,805	6,653	17,251	4,121
Direct lease operating expense	55,424	54,233	56,918	59,557	54,593
Total lease operating expense	78,447	74,134	71,033	85,622	65,257
Production taxes	1,499	1,174	2,174	1,205	721
Gathering and transportation	2,465	3,395	6,153	6,868	4,809
DD&A	88,448	87,568	84,803	85,179	91,301
General and administrative	25,075	22,147	19,321	17,553	23,155
Other – net	13,257	14,174	(684)	7,730	9,288
Total operating expenses	209,191	202,592	182,800	204,157	194,531
Operating income	$126,805	$137,986	$102,083	$78,624	$64,105
Sales volumes per day
Natural gas (MMcf)	83.7	72.8	77.0	83.0	84.6
Crude oil (MBbls)	31.4	30.6	28.0	28.3	27.3
Total (MBOE)	45.3	42.7	40.8	42.1	41.4
Percent of sales volumes from crude oil	69%	72%	69%	67%	66%
Average sales price
Natural gas per Mcf	$2.52	$3.23	$3.97	$4.22	$4.23
Hedge gain per Mcf	0.54	1.43	1.39	1.37	1.28
Total natural gas per Mcf	$3.06	$4.66	$5.36	$5.59	$5.51
Crude oil per Bbl	$110.54	$108.80	$97.11	$105.12	$94.94
Hedge gain (loss) per Bbl	(1.05)	1.17	(1.11)	(11.53)	(6.67)
Total crude oil per Bbl	$109.49	$109.97	$96.00	$93.59	$88.27
Total hedge gain (loss) per BOE	$0.27	$3.27	$1.86	$(5.05)	$(1.78)
Operating revenues per BOE	$81.43	$86.67	$75.91	$73.85	$69.46
Operating expenses per BOE
Lease operating expense
Insurance expense	1.73	1.81	1.99	2.30	1.76
Workover and maintenance	3.85	3.26	1.77	4.51	1.11
Direct lease operating expense	13.43	13.80	15.17	15.55	14.66
Total lease operating expense	19.01	18.87	18.93	22.36	17.53
Production taxes	0.36	0.30	0.58	0.31	0.19
Gathering and transportation	0.60	0.86	1.64	1.79	1.28
DD&A	21.44	22.28	22.60	22.24	24.52
General and administrative	6.08	5.64	5.15	4.58	6.22
Other – net	3.22	3.60	(0.18)	2.01	2.49
Total operating expenses	50.71	51.55	48.72	53.29	52.23
Operating income per BOE	$30.72	$35.12	$27.19	$20.56	$17.23

Conference Call Tomorrow, May 3, at 9 a.m. CDT, 3 p.m. London Time

Energy XXI will host its fiscal third-quarter conference call tomorrow, May 3, at 9 a.m. CDT (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0032 3836 (U.K.), and the confirmation code is 61878446.  For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Bobby Poirrier Jr., Vice President of Corporate Development, a Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Seymour Pierce is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

MMcf/d – million cubic feet of gas per day.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TVD – true vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com
Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Seymour Pierce
Jonathan Wright – Corporate Finance
Richard Redmayne – Corporate Broking
Tel: +44 (0) 20 7107 8000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232